Exhibit 5.1

                              POULTON & YORDAN
                                ATTORNEYS AT LAW

RICHARD T. LUDLOW

                                October 19, 2005

Board of Directors
BMB Munai, Inc.
20A Kazibek Bi Street
Almaty, Kazakhstan 050010

         Re:      Opinion and Consent of Counsel with respect to Registration
                  Statement on Form SB-2 for BMB Munai, Inc.

Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by BMB Munai, Inc., a Nevada corporation (the
"Company") of a Registration Statement on Form SB-2 (the "Registration
Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 3,817,034 shares (the "Shares") of the Company's common stock, par value $0.001, on behalf of the selling shareholders named therein.

         In connection with this opinion, we have examined and relied upon the
Registration Statement and Prospectus of the Company, the Company's Articles of
Incorporation and By-Laws and the originals or copies certified to our satisfaction of such records, documents, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Shares have been validly issued are fully-paid and non-assessable in accordance with the corporate laws of the State of Nevada.

         We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                                      Very truly yours,

                                                      POULTON & YORDAN

                                                      Richard T. Ludlow
                                                      Attorney at Law

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